CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ENTERTAINMENT CONVENTIONS, INC.

F011130000017

Pursuant to Section 805 of the Business Corporation Law of the State of New York

IT IS HEREBY CERTIFIED THAT:

FIRST: The name of the corporation is: ENTERTAINMENT CONVENTIONS, INC.

SECOND: The certificate of incorporation was filed under the name ENTERTAINMENT CONVENTIONS, INC. with the Department of State on February 28, 1997.

THIRD: The Certificate of Incorporation of the Corporation is hereby amended to change the name of the Corporation. Paragraph 1 of the certificate of incorporation is amended to read as follows: 1. The name of the corporation is WIZARD CONVENTIONS, INC.

FOURTH: The amendment to the certificate of incorporation was authorized:

First by vote of the board of directors, and

Then at a meeting of shareholders by vote of all the outstanding shares entitled to vote thereon.

IN WITNESS WHEREOF, this certificate has been subscribed this 1st day of October, 2001 by the undersigned who affirm that the statements made herein are true under the penalties of perjury.

NAME	CAPACITY IN WHICH SIGNED	SIGNATURE
Fred Pierce	Director	[signature]
GAREB SHAMUS ENTERPRISES, INC. Sole Shareholder		BY [signature] Fred Pierce, Pres

C:\WPDATA\GSE\ENTERTAI\cert amd8.wpd

CERTIFICATE OF AMENDMENT 011130000217

OF

ENTERTAINMENT CONVENTIONS, INC

PURSUANT TO SECTION 805 OF THE BUSINESS CORPORATION LAW

FILED BY: ROBERT D. FENSTER
337 NORTH MAIN STREET
STE. 11
NEW CITY, NY 10956

STATE OF NEW YORK
DEPARTMENT OF STATE
NOV 30 2001

FILED
TAX $
BY:

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